Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "Merger Agreement") is entered into as of October 11, 2001, by and between Edison Mission Energy, a California corporation ("EME California"), and Edison Mission Energy, a Delaware corporation ("EME Delaware").

                             W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, EME California is a corporation duly organized and existing under the laws of the State of California;

                  WHEREAS, on the date of this Merger Agreement, EME California has authority to issue 10,000 shares of common stock, no par value per share (the "EME California Common Stock"), of which 100 shares are issued and outstanding and owned by Mission Energy Holding Company, a Delaware corporation ("MEH");

                  WHEREAS, EME Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

                  WHEREAS, on the date of this Merger Agreement, EME Delaware has authority to issue 10,000 shares of common stock with a par value of $0.0l per share (the "Common Stock"), of which 100 shares of Common Stock are issued and outstanding and owned by EME California, which is a wholly owned subsidiary of MEH;

                  WHEREAS, the respective Boards of Directors for EME Delaware and EME California have determined that, for the purpose of effecting the re-incorporation of EME California in the State of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that EME California merge with and into EME Delaware upon the terms and conditions herein provided;

                  WHEREAS, it is intended that the merger constitute a reorganization within the meaning of Section 368(a)(l)(F) of the Internal Revenue Code of 1986, as amended; and

                  WHEREAS, the respective Boards of Directors of EME Delaware and EME California, the shareholders of EME California, and the stockholders of EME Delaware have adopted and approved this Merger Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, EME California and EME Delaware hereby agree to merge as follows:

                  1. Merger. EME California shall be merged with and into EME Delaware (the "Merger"), with EME Delaware as the surviving corporation (hereafter sometimes referred to as the "Surviving Corporation"). The Merger shall be effective on the date this Merger Agreement is made effective in accordance with Section 253 of the Delaware General Corporation Law (the "Effective Date").

                  2. Governing Documents.

                    a. The Certificate of Incorporation of EME Delaware, as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation, without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

                    b. The By-Laws of EME Delaware, as in effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Corporation, without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

                  3. Directors and Officers. The directors and officers of EME California shall become the directors and officers of EME Delaware on the Effective Date, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-Laws of the Surviving Corporation, or until their respective successors are elected and qualified.

                  4. Succession. On the Effective Date, EME Delaware shall succeed to EME California in the manner of and as more fully set forth in
Section 259 of the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing sentence, from and after the Effective Date, EME Delaware shall (i) possess all rights, privileges, immunities and franchises and (ii) be subject to and assume all of the obligations, liabilities, debts and duties of EME California, including, but not limited to, obligations and duties set forth in each of the agreements listed on Schedule 1 hereto.

                  5. Further Assurances. From time to time, as and when required by EME Delaware or by its successors and assigns, there shall be executed and delivered on behalf of EME California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in EME Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of EME California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of EME Delaware are fully authorized in the name and on behalf of EME California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  6. Stock of EME California. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of EME California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock of EME Delaware.

                  7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of capital stock of EME California shall be deemed for all purposes to evidence ownership of and to represent the shares of capital stock of EME Delaware into which the shares of capital stock of EME California represented by such certificates have been converted as herein provided, and stockholders of EME Delaware shall be entitled to exchange any certificates originally issued in the name of EME California for a certificate in the name of EME Delaware upon surrender by the registered holder of the shares represented by such certificates as of the date hereof of any certificates originally issued in the name of EME California. In addition, on or after the Effective Date, the records and books of EME California shall be deemed for all purposes to be the records and books of EME Delaware. The registered owner on the books and records of EME Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for exchange or otherwise accounted for to EME Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of EME Delaware capital stock evidenced by such outstanding certificate as above provided.

                  8. Other Employee Benefit Plans.

                    a. As of the Effective Date, EME Delaware hereby assumes all obligations of EME California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

                    b. Without limiting the generality of Section 8.a above, EME California has represented and EME Delaware acknowledges that EME California's executives and key management employees have accrued various nonqualified executive benefits under or related to plans sponsored by EME California and/or other EME California affiliates. Such benefit obligations include, but are not limited to, deferred salary, bonus and other compensation under various deferred compensation plans, long-term incentive compensation in the form of Edison International stock options, performance shares, dividend equivalents, and deferred stock units, supplemental retirement benefits, various survivor benefits, and payment of certain remaining affiliate option exchange offer consideration. It is the intent of the parties, and they hereby agree, that EME Delaware will be the successor in interest of EME California and will fully assume the benefit liability of EME California for payment of any and all benefits accrued by EME California executives and key management employees, including retired EME California executives and key management employees.

                  9. Outstanding Common Stock of EME Delaware. Forthwith upon the Effective Date, the one hundred (100) shares of Common Stock presently issued and outstanding in the name of EME California shall be canceled and retired and resume the status of authorized and unissued shares of Common Stock, and no shares of Common Stock or other securities of EME Delaware shall be issued in respect thereof.

                  10. Covenants of EME Delaware. EME Delaware covenants and agrees that it will, on or before the Effective Date, qualify to do business as a foreign corporation in the State of California, and in all other states in which EME California is so qualified and in which the failure to so qualify would have a material adverse effect on the business or financial condition of EME Delaware. In connection therewith, EME Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

                  11. Amendment. Except for Section 6 of this Merger Agreement, at any time before or after approval and adoption by the stockholders of either of the corporations party hereto, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of EME Delaware and EME California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

                  12. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either EME California or EME Delaware or both, notwithstanding approval of this Merger Agreement by the stockholders of EME Delaware and the shareholders of EME California.

                  13. Governing Law. This Merger Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

                  14. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be viewed as one document.

           (The remainder of this page is intentionally left blank.)




                  IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolutions of the Boards of Directors of EME California and EME Delaware, is hereby executed on behalf of each of said corporations by their respective duly authorized officers as of the date first above written.



                                      EDISON MISSION ENERGY,
                                      a California Corporation



                                      By: /s/ Raymond W. Vickers
                                          ----------------------
                                            Name:  Raymond W. Vickers
                                            Title: Senior Vice President and
                                                   General Counsel

ATTEST:



/s/ Michelle J. Johnson
------------------------------
Name:  Michelle J. Johnson

                                      EDISON MISSION ENERGY,
                                      a Delaware Corporation



                                      By: /s/ Kevin M. Smith
                                          ---------------------------------
                                            Name:  Kevin M. Smith
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

ATTEST:



/s/ Michelle J. Johnson
------------------------------
Name:  Michelle J. Johnson

                                                                   Schedule 1

                              List of Agreements

1. Indenture, dated as of August 10, 2001, between Edison Mission Energy and The Bank of New York, as trustee.

2. Indenture, dated as of April 5, 2001, between Edison Mission Energy and United States Trust Company of New York, as trustee.

3. Indenture, dated as of November 30, 1994, as supplemented, between Mission Energy Company and the First National Bank of Chicago, as trustee.

4. Indenture, dated as of June 28, 1999, as supplemented, between Edison Mission Energy and The Bank of New York, as trustee.

5. Participation Agreement (T1), dated as of August 17, 2000, among Midwest Generation, LLC, Powerton Trust I, Wilmington Trust Company, Powerton Generation I, LLC, Edison Mission Energy, and United States Trust Company of New York (in its capacity as the Lease Indenture Trustee and the Pass Through Trustees).

6. Tax Indemnity Agreement (T1), dated as of August 17, 2000, between Powerton Generation I, LLC and Edison Mission Energy.

7. Participation Agreement (T2), dated as of August 17, 2000, among Midwest Generation, LLC, Powerton Trust II, Wilmington Trust Company, Powerton Generation II, LLC, Edison Mission Energy, and United States Trust Company of New York (in its capacity as the Lease Indenture Trustee and the Pass Through Trustees).

8. Tax Indemnity Agreement (T2), dated as of August 17, 2000, between Powerton Generation II, LLC and Edison Mission Energy.

9. Participation Agreement (T1), dated as of August 17, 2000, among Midwest Generation, LLC, Joliet Trust I, Wilmington Trust Company, Joliet Generation I, LLC, Edison Mission Energy, and United States Trust Company of New York (in its capacity as the Lease Indenture Trustee and the Pass Through Trustees).

10. Tax Indemnity Agreement (T1), dated as of August 17, 2000, between Joliet Generation I, LLC and Edison Mission Energy.

11. Participation Agreement (T2), dated as of August 17, 2000, among Midwest Generation, LLC, Joliet Trust II, Wilmington Trust Company, Joliet Generation II, LLC, Edison Mission Energy, and United States Trust Company of New York (in its capacity as the Lease Indenture Trustee and the Pass Through Trustees).

12. Tax Indemnity Agreement (T2), dated as of August 17, 2000, between Joliet Generation II, LLC and Edison Mission Energy.

13. Participation Agreement, dated as of June 23, 2000, as amended, among Midwest Generation, LLC, Edison Mission Energy, EME/CDL Trust, the Investors party to the Trust Agreement, the Wilmington Trust Co., the Persons listed as Noteholders on Schedule I thereto, Citicorp North America, Inc. (in its capacity as the Administrative Agent and as the Collateral Agent).

14. Guarantee, dated as of June 23, 2000, in favor of EME/CDL Trust and Midwest Generation, LLC, made by Edison Mission Energy, as Guarantor.

15.      Mission Energy Company, as Issuer of 8-1/8% Senior Notes, due 2002.

16. Equity Support Guarantee, dated as of December 23, 1998, among Edison Mission Energy, ABN AMRO BANK, N.V., and The Chase Manhattan Bank (in its capacity as the Collateral Agent and the Depositary Agent).

17. Master Guarantee and Support Instrument, dated December 23, 1998, among Edison Mission Energy, ABN AMRO BANK, N.V., and The Chase Manhattan Bank (in its capacity as the Collateral Agent and the Depositary Agent).

18. Guarantee, dated July 16, 1999, by Edison Mission Energy and Barclays Bank plc (as Facility Agent for the Banks parties to the Facility Agreement).

19. Guarantee, dated April 30, 1999, between Edison Mission Energy and Powergen UK Plc.

20. Letter of Undertaking from Edison Mission Energy, dated April 2, 1997, in favor of Doga and the Secured Parties.

21. Political Risk Agreement, dated March 26, 1997, in favor of Citibank International plc, entered into by Edison Mission Energy.

22. Subordination Agreement, dated March 26, 1997, between, inter alia, Edison Mission Energy, Doga, and Citibank International plc.

23. Mission Guarantee, dated April 5, 1996, in relation to the Sponsor Agreement of even date between ERG Petrolio SpA, MEC Priolo BV, Sanpaolo IMI SpA, Barclays Bank plc, and Edison Mission Energy.

24. Joint Development Agreement, dated July 8, 1993, between Mission Energy Company and ISAB SpA.

25. Intercreditor Agreement, dated April 5, 1996, between ISAB Energy Srl, Istituto Mobiliare Italiano SpA, Barclays Bank plc, the Senior Creditors, the Subordinated Creditors, and the Sponsors, as supplemented by Deed of Accession, dated September 7, 2000, executed by Edison Mission.

26. Deed of Indemnity, by and between Her Majesty the Queen in Right of New Zealand, Edison Mission Energy Taupo Limited and Edison Mission Energy, executed in connection with the Agreement for the Sale and Purchase of Shares in Contact Energy Limited, dated March 10, 1999, between Her Majesty the Queen in Right of New Zealand, as Vendor, Edison Mission Energy Taupo Limited, as Purchaser, and Edison Mission Energy, as Guarantor.

27. Purchase and Sale Agreement, dated May 10, 2000, between Edison Mission Energy, P&L Coal Holdings Corporation, and Gold Fields Mining Corporation.

28. Credit Agreement, dated as of September 13, 2001, among Edison Mission Energy, certain commercial lending institutions, Citicorp USA, Inc., and Citibank, N.A.